BAS was the affiliated party involved in the
underwriting of all the following securities.
Fund Series	                        Fund
Columbia Funds Institutional Trust	CMG High Yield
Columbia Funds Institutional Trust	CMG Small Cap Fund
Columbia Funds Institutional Trust	CMG Small Mid Cap Fund
Columbia Funds Institutional Trust	CMG Strategic Equity Fund

Fund	                                Broker
CMG High Yield	                        Lehman Brothers
CMG Small Cap Fund	                Merrill Lynch
CMG Small Mid Cap Fund	                Merrill Lynch
CMG Strategic Equity Fund 	        Lehman Brothers

Fund	                                Security
CMG High Yield	                        "Coventry Health Care, Inc.
                                        CVH 5.875% 1/15/12"
CMG Small Cap Fund	                CFI Group
CMG Small Mid Cap Fund	                CFI Group
CMG Strategic Equity Fund 	        Celanese Corp

Fund	                      Trade Date  Quantity
CMG High Yield	               1/21/2005  "1,150,000"
CMG Small Cap Fund	       1/25/2005  "5,800"
CMG Small Mid Cap Fund	       1/25/2005  "3,300"
CMG Strategic Equity Fund      1/20/2005  "6,200"

Fund	                           Price  Amount
CMG High Yield	                  100.00  "1,150,000"
CMG Small Cap Fund	          677.48  "121,800"
CMG Small Mid Cap Fund	           11.91  "69,300"
CMG Strategic Equity Fund 	    6.34  "99,200"